SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 11, 2007

Date of Report (date of earliest event reported)

CUBIC CORPORATION
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-8931 (Commission File Number)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue
San Diego, California 92123
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01(b).  Notice of Failure to Satisfy a Continuing American Stock Exchange Listing Standard.

The Standards of the American Stock Exchange, on which Registrant is listed, require that all listed companies have and maintain a majority of independent directors.  See Sections 121A and 802(a).  Registrant has had five independent directors and four management directors.  Registrant notified the Exchange on September 10, 2007 of Dr. Atkinson’s imminent resignation as an independent director (see Item 5.02(b) hereof).  As a result, Registrant anticipates receiving from the Exchange a warning letter that it is not in compliance with these sections and further anticipates that the Exchange will allow it a reasonable time within which to become again compliant.  Registrant has commenced an appropriate search for a qualified individual to fill the independent director vacancy and expects that this vacancy will be filled within a reasonable time.

Item 5.02(b).  Resignation of Director.

Dr. Richard C. Atkinson, an independent director of Registrant, has informed us that, effective October 1, 2007, he will resign from the Board of Directors due to the time he must devote to his academic and community commitments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUBIC CORPORATION

Date	September 11, 2007
/s/ William L. Hoese
William L. Hoese
VP, Corporate Secretary & General Counsel